                                                                   EXHIBIT 10.20


HANG SENG LIFE LIMITED
36/F Sun Hung Kei Centre, 30 Harbour Road, Wanchai, Hong Kong



                        HANG SENG POOLED PROVIDENT PLAN
                        -------------------------------
                          DEFINED CONTRIBUTION POLICY
                          ---------------------------



POLICY HOLDER:              EXCEL MASTER LIMITED

POLICY NUMBER:              3039374H2
Policy Issue Date:          19TH MARCH 1997
Policy Effective Date:      1ST JANUARY 1997




To the Policyholder:

This Policy is issued by HANG SENG LIFE LIMITED which will make the payments and provide the services stated in this Policy subject to its conditions.



___________________________
Authorized Officer
HANG SENG LIFE LIMITED

                         INDEX OF TERMS AND CONDITIONS

CONDITIONS               HEADING                                              PAGE
----------               -------                                              ----

   1                     INTERPRETATION                                       1-4

   2                     BENEFITS                                             4

   3                     DEFERRED BENEFITS AND                                4
                         FORFEITURE AMOUNTS

   4                     POLICY SURRENDER                                     4-5

   5                     CONTRIBUTIONS                                        5

   6                     CHARGES                                              5

   7                     INFORMATION                                          5-6

   8                     SPECIAL CIRCUMSTANCES                                6

   9                     GOVERNING LAW AND                                    6
                         JURISDICTION

   10                    VALUATION OF ASSETS                                  6

   11                    CURRENCY                                             7

   12                    TERMINATION                                          7

   13                    TRANSFERS                                            7-8

   14                    RETURN ON SCHEME ACCOUNTS                            8

   15                    NON-ASSIGNMENT                                       8

   16                    OCCUPATIONAL RETIREMENT                              9
                         SCHEMES ORDINANCE

SCHEDULE A      SCHEME RULES

SCHEDULE B      (I)      GLOBAL GROWTH FUND AND GGF BALANCE

                (II)     RETURN ON CAF BALANCE

                (III) HANG SENG HONG KONG EQUITY INVESTMENT FUND AND HSHKEIF BALANCE

                (IV)     RETURN ON HANG SENG RETURN GUARANTEED FUND BALANCE

                (V)      HANG SENG INDEX INVESTMENT FUND AND HSIIF BALANCE

SCHEDULE C      CHARGES

The terms and conditions of this Policy are as follows:

1.   INTERPRETATION

1.1 Throughout this Policy Hang Seng Life Limited is referred to as "we", "our", or "us" and the Policyholder is referred to as "you" or "your".

1.2  In this Policy

     "ACTUARY" means a qualified actuary appointed by us who may be our employee or the employee of a related company;

     "APPROPRIATE AUTHORITY" means any officer or department of the Government of Hong Kong whose consent or approval is required before we may undertake the acts or transactions contemplated in this Policy;

     "APPLICATION" means your application for this Policy;

     "AUTHORIZED INSURER" means an insurer authorized in accordance with the Insurance Companies Ordinance;

     "BUSINESS DAY" means any day which is not a Saturday and on which we are open for business in Hong Kong;

     "CAF BALANCE" at any particular time with respect to any Member, means the balance as calculated by us, separately as regards the Employer's Contributions and the Member's Contributions, of amounts held on behalf of the Member in the Capital Assurance Fund plus Return credited to the Capital Assurance Fund as calculated in accordance with Schedule B(II). "CAPITAL ASSURANCE FUND" means the fund of which the CAF Balance is a part;

     "CHARGE" means the charge payable as a percentage of Contributions calculated in accordance with Schedule C;

     "CONTRACT YEAR" means the period from the Policy Effective Date until the next 31 December and each calendar year thereafter;

     "CONTRIBUTIONS" means the amount specified in the Scheme payable to us each month or at such other intervals as we may agree;

     "DEFERRED BENEFIT" means any amount held by us to the credit of a former Member when Clause 3 applies;

     "DEFERRED BENEFIT CERTIFICATE" means a certificate issued by us to a former Member in accordance with Clause 3;

     "EMPLOYER'S CONTRIBUTIONS" means that part of the Contributions that has been paid by the employer pursuant to the Scheme;

     "FORFEITURES BALANCE" at any particular time means the balance as calculated by us of:

          (a) Forfeiture Amounts Transferred from Members' Scheme Accounts in accordance with the Scheme rules;

     less (b) Amounts Transferred to Members' Scheme Accounts in accordance with the Scheme rules;

     less (c)  Amounts paid by us to you in accordance with Clause 3.2;

     plus (d)  Amounts of interest credited to such balance;

     "HSHKEIF BALANCE" at any particular time with respect to any particular Member means the value as calculated by us, separately as regards the Employer's Contributions and the Member's Contributions, of all units held in the Hang Seng Hong Kong Equity Investment Fund described in Schedule B(III);

     "HSIIF BALANCE" at any particular time means the value as calculated by us of all units held in the Hang Seng Index Investment Fund described in Schedule B(V);

     "GGF BALANCE" at any particular time with respect to any particular Member means the value as calculated by us, separately as regards the Employer's Contributions and the Member's Contributions, of all units held in the Global Growth Fund described in Schedule B(I);

     "INSURANCE COMPANIES ORDINANCE" means Chapter 41 of the Laws of Hong Kong as amended from time to time;

     "MEMBER" means a person who is at any relevant time a member of the Scheme and, where the context so permits, includes any person or persons nominated by such Member as a beneficiary or any former Member;

     "MEMBER'S BENEFIT" means (a) the amount of the benefit or Deferred Benefit to which a Member becomes entitled pursuant to the Scheme on his retirement, death, disability or other termination of employment, but not exceeding (b) his Scheme Account at the time the benefit or Deferred Benefit is calculated. "FORFEITURE AMOUNT" means the excess of (b) over
     (a);

     "MEMBER'S CONTRIBUTIONS" means that part, if any, of the periodic Contributions that has been paid by a particular Member pursuant to the Scheme;

     "OCCUPATIONAL RETIREMENT SCHEMES ORDINANCE" means Chapter 426 of the Laws of Hong Kong as amended from time to time;

     "POLICY" and "THIS POLICY" mean this document, any Endorsement, any Schedule and your Application;

     "POLICY EFFECTIVE DATE" means the date specified as such on the first page of this Policy being the date of which this Policy will be deemed to have come into effect;

     "RETURN" means any amount or amounts credited to:

     (a)  the Scheme Account in accordance with Clause 14;

     (b) the Hang Seng Return Guaranteed Fund in accordance with Schedule B(IV); and

     (c)  the Capital Assurance Fund in accordance with Schedule B(II);

     "SCHEME" means that Scheme, the rules of which are set out in Schedule A, as amended from time to time;

     "SCHEME ACCOUNT" at any particular time with respect to any particular Member means the balance, as calculated by us, separately as regards the portion attributable to the Employer's Contributions and the Member's Contributions, of:

          (a)  Contributions received by us in respect of that Member;

     plus (b) Amounts Transferred to the Scheme Account from the Hang Seng Return Guaranteed Fund Balance, the CAF Balance, the Unitized Funds Balance and the Forfeitures Balance;

     less (c)  Charges due;

     less (d) Amounts Transferred from the Scheme Account to the Hang Seng Return Guaranteed Fund Balance, the CAF Balance, the Unitized Funds Balance and the Forfeitures Balance;

     less (e) Amounts paid by us as Member's Benefits or in accordance with Clause 4 or set aside as Deferred Benefits;

     plus (f) Interest credited to the Scheme Account in accordance with Clause 14.

     "TRANSFER" and its grammatical variations mean a transaction effected in accordance with Clause 13 whereby any one of the Scheme Account, the Hang Seng Return Guaranteed Fund Balance, the CAF Balance, the Unitized Funds Balance or the Forfeitures Balance is increased and one other of them is decreased and "AMOUNT TRANSFERRED" means the said amount in any particular case and shall include any Return or interest credited or debited as the case may be in accordance with Clause 14 or the Schedules;

     "UNITIZED FUNDS BALANCE" at any particular time with respect to any particular Member means the value as calculated by us, separately as regards the portion attributable to the Employer's Contributions and the Member's Contributions, of all units held on behalf of the Member in:

     (a) the Global Growth Fund, the Hang Seng Hong Kong Equity Investment Fund, the Hang Seng Index Investment Fund and such other unitized funds as may be established by us from time to time; and

     (b) such other unit trusts and mutual funds, authorised by the Securities and Futures Commission of Hong Kong, as may be made available to you for investment pursuant to this Policy from time to time;

     and "UNITIZED FUND' means any such fund, unit trust or mutual fund; and

     "HANG SENG RETURN GUARANTEED FUND BALANCE" at any particular time with respect to any Member, means the balance as calculated by us, separately as regards the Employer's Contributions and the Member's Contributions, of amounts held on behalf of the Member in the Hang Seng Return Guaranteed Fund plus Return credited to the Hang Seng Return Guaranteed Fund as calculated in accordance with Schedule B(IV). The "HANG SENG RETURN GUARANTEED FUND" means the fund of which the Hang Seng Return Guaranteed Fund Balance is a part.

1.3  In this Policy

     (a) References to this Policy, to the terms and conditions of this Policy or the Schedules to this Policy includes any variation, amendment or replacement to this Policy or its Schedules. After providing to you not less than 8 months' written notice we may unilaterally amend this Policy with effect from the beginning of the next Contract Year;

     (b)  A word denoting the singular includes the plural and vice versa;

     (c)  A word denoting either gender includes both genders; and

     (d) Headings are inserted for convenience and do not affect the interpretation of this Policy.

1.4 This Policy, as defined above, constitutes the entire contract(s) between you and us. Your participation in any guaranteed fund pursuant to this Policy shall constitute a separate contract from your participation in any non-guaranteed fund pursuant to this Policy.

2.   BENEFITS

2.1 While this Policy is in force we will provide the Member's Benefit and Deferred Benefit of each Member payable under the Scheme from the Scheme Account held in respect of that Member.

2.2 Each Member's Benefits will be paid by us to the relevant Member or to his nominee in accordance with the Occupational Retirement Schemes (Payment of Benefit) Rules, if applicable, provided that, if the Scheme is terminated, each Member's Benefit will be paid directly to the relevant Member or his nominee notwithstanding your instructions to the contrary.

2.3 The receipt of any Member's Benefit by you, by the relevant Member or by an authorized recipient will discharge us from all further liability in respect of that Member.

2.4 We will not be liable to pay any Member's Benefit unless and until we have received proof establishing that, in our opinion, such Benefit is due and payable pursuant to the Scheme.

3.   DEFERRED BENEFITS AND FORFEITURE AMOUNTS

3.1 (a) If under the Scheme a Member becomes entitled to a benefit or part of a benefit not receivable immediately, we will set aside and hold such amount as a Deferred Benefit. We will issue a Deferred Benefit Certificate to the Member and he must collect and acknowledge receipt of that Certificate.

     (b) When it becomes payable we will pay the Deferred Benefit to the Member or his nominee, on receipt of satisfactory proof of his identity and entitlement and the surrender of his Deferred Benefit Certificate.

     (c) At the written request of a former Member we may pay his Deferred Benefit to the retirement scheme of his new employer. Before doing so we will require satisfactory proof of his identity, the surrender of his Deferred Benefit Certificate, and the consent of the Appropriate Authorities. We will only make the Transfer directly to the trustees or to the Authorized Insurer responsible for the administration of the new employer's retirement scheme.

     (d) Until a Deferred Benefit is paid it will be treated as a Scheme Account and may be Transferred.
                  ---

3.2 After any Member's Benefit has been paid (Clause 2) or his Deferred Benefit has been set aside (Clause 3), the relevant Forfeiture Amount may in accordance with Clause 13.4 be offset against future Contributions, Transferred to the remaining Members' Scheme Accounts if allowed by the Scheme rules or refunded to the Employer. Such Transfer will take place at the end of the Contract Year or earlier if requested by you and permitted by us, and will be treated as Employer's Contributions. Forfeiture Amounts shall be treated as a Scheme Account and may be Transferred.

4.   POLICY SURRENDER

4.1 You may surrender this Policy only by providing to us 6 months' written notice of your intention to do so and such surrender will take effect on the 31 December next occurring on the expiration of that notice period.

4.2 On surrender of the Policy we will pay to the Scheme's trustee or the Authorized Insurer who will hold the Scheme's assets an amount equal to the sum of the Scheme Accounts (and the Forfeitures Balance) as soon as practicable after we have calculated and credited Return for the Contract Year. Such payment will include interest calculated pursuant to Clause 14 from 1 January to the day preceding the date of payment and we will be liable to pay no other interest or Return in respect of that period.

4.3 Before paying any such amount we must be satisfied that it will be used for the purposes of the Scheme and that the Appropriate Authority, if required to do so, consents to such payment.

5.   CONTRIBUTIONS

5.1 You will pay Contributions to us every month or at such other intervals as we may agree.

5.2 For the purposes of this Policy any payment of Contributions will be deemed not to have been paid until it is credited to our bank account.

6.   CHARGES

6.1 You are liable to us for Charges that will be due monthly on the same date as that on which we receive your Contributions for the month.

6.2 We may change the way in which Charges are calculated and amend Schedule C accordingly, but only with effect from the next Contract Year after providing 8 months' notice.

6.3 In addition to the Charges specified in Schedule C you shall be liable to pay an amount equal to any costs that have been incurred in respect of policies of the class to which this Policy belongs for the purpose:

     (a) of ensuring compliance with the Occupational Retirement Schemes Ordinance; or

     (b) of facilitating the operation of such policies in accordance with that Ordinance.

     This shall be recovered by us in a way which is considered equitable and practicable by our Actuary. In this Clause 6.3 "Costs" means expenses, charges or fees of any nature whatsoever paid by us to a third party and includes, but is not limited to, fees or charges paid to the Hong Kong Government or any trustee, auditor or lawyer who is not our employee.

7.   INFORMATION

7.1 Within thirty (30) days of the commencement of each Contract Year you will, if so requested by us, provide to us the following information in respect of each Member:

     (a)  name;

     (b) Hong Kong Identity Card Number or the serial number of such other document of identity as is acceptable to us;

     (c)  date of birth;

     (d)  sex;

     (e)  the date on and from which person ranks for benefits under the Scheme;

     (f) current monthly salary ("salary" having the same meaning as defined in the Scheme); and

     (g) such further or other information as we may require from time to time in respect of the Member.

7.2 When a material change occurs in respect of any of the matters listed in Clause 7.1 you will provide us with written notice of such change.

7.3  We will, as soon as practicable after each Contract Year, provide to you:

     (a)  the Scheme's Balance Sheet;

     (b)  a Revenue Account for that Contract Year;

     (c) a Summary of each Member's Scheme Account, Hang Seng Return Guaranteed Fund Balance, CAF Balance and Unitized Funds Balance as at the end of that Contract Year showing those parts of such Account or Balance attributable to Employer's Contributions and Member's Contributions; and

     (d)  a Statement of the Forfeitures Balance at the end of that Contract
          Year.

8.   SPECIAL CIRCUMSTANCES

8.1 We have the right to withhold any payment under Clause 2, 3 or 4 if we have reasonable grounds for believing that such payment is connected with a breach of any relevant laws, regulations or the Scheme rules. We do not, however, have the responsibility to enforce or inform you about such laws, regulations or rules and we will make payment in good faith that you are abiding by them.

8.2 (a) We have the right, notwithstanding your instructions, to make payment under Clause 2 directly to the Members and/or to suspend Clauses 4 and 11, if we have reasonable grounds for believing that the Members' interests would be materially better served by doing so.

     (b) In making any payment outside Hong Kong or in a currency other than Hong Kong Dollars, the rate of currency exchange and the transaction costs will be as charged by The Hongkong and Shanghai Banking Corporation Limited on the relevant day. Such costs will be deducted by us from the payment proceeds.

8.3 If we decide to exercise any of the rights which we have under this Clause 8, we will advise you in writing as soon as is practicable thereafter.

9.   GOVERNING LAW AND JURISDICTION

     This Policy will be governed by and construed according to the laws of Hong Kong.

10.  VALUATION OF ASSETS

     For the purpose of this Policy the value of any asset will be determined by us in accordance with any applicable "valuation regulations" (as defined in the Insurance Companies Ordinance). If no such valuation regulations are applicable in determining the value of any asset we will follow the principles of valuation otherwise used by us in valuing our Long Term Business Fund for the purposes of the Insurance Companies Ordinance.

11.  CURRENCY

     Subject to Clause 8, all payments to and by us will be made in Hong Kong Dollars in Hong Kong.

12.  TERMINATION

     This policy will terminate immediately once we have made all payments under Clauses 2, 3 and 4.

13.  TRANSFERS

13.1 Future Contributions - In respect of Contributions which we have not yet received, you may request us to Transfer all or part of those Contributions from the Scheme Account to the Hang Seng Return Guaranteed Fund Balance, CAF Balance or to the Unitized Fund Balance or part to one and part to another or others provided that,

     (a)  the request must be written in a manner and form specified by us; and

     (b) subject to the terms and conditions of this Policy and your request, we will put your request into effect on the first Business Day in the calendar quarter which commences at least one calendar month after we receive it and your request shall remain in effect in respect of future contributions until any further such request takes effect in accordance with this Policy; and

     (c) any Transfer made by us pursuant to this Clause 13.1 shall be made as soon as practicable after we receive the relevant Contribution.

13.2 Existing Balances - You may otherwise request us to effect a Transfer provided that,

     (a)  the request must be written in a manner and form specified by us;

     (b) subject to the terms and conditions of this Policy we will put your request into effect on the first Business Day in the calendar quarter which commences at least one calendar month after we receive it;

     (c) the Amounts Transferred shall include Return calculated in accordance with Clause 14 or Schedule B(II) or (IV) as the case may be; and

     (d)  any such request, once made, shall be irrevocable.

13.3 Member Termination - As soon as practicable after we receive notification that a Member shall terminate or has terminated employment, we will Transfer to the Scheme Account an amount equal to the Member's Hang Seng Return Guaranteed Fund Balance, CAF Balance and Unitized Funds Balance thereby reducing those Balances to zero.

13.4 Forfeitures Balance - Subject to the terms and conditions of this Policy, after receiving your written request in a manner and form specified by us, we will Transfer the amount which you specify plus Return calculated in accordance with Clause 14 from the Forfeitures Balance to the Scheme Accounts of the Members effective on a date agreed between us.

13.5 Policy Termination - After we receive your written request in accordance with Clause 4, we will Transfer to the Scheme Account, an amount equal to the Hang Seng Return Guaranteed Fund Balance, CAF Balance and Unitized Funds Balance of every Member, thereby reducing those Balances to zero. The exact timing of such Transfer shall be carried out as soon as practicable after the expiry of the notice.

13.6 A Scheme Account, Hang Seng Return Guaranteed Fund Balance, CAF Balance or Unitized Funds Balance or the Forfeitures Balance may never, in consequence of any Transfer or otherwise, become a negative amount and we will not execute any Transfer that would have that effect.

13.7 If the Scheme's rules permit Members to request Transfers the following provisions will apply:

     (a) Any request for a Transfer made in accordance with Clause 13.1 will be deemed to have been made with the relevant Member's consent.

     (b) Any request for a Transfer purporting to be made on behalf of a Member will be deemed to have been made at that Member's request.

13.8 Separate accounts will be kept for the Scheme Account, Hang Seng Return Guaranteed Fund Balance, CAF Balance and Unitized Funds Balance to show funds representing the Member's Contributions and funds representing the Employer's Contributions. There shall be no Transfer between the funds representing the Employer's and Members' Contributions.

13.9 Unitized Funds - Notwithstanding anything to the contrary herein, but subject to Clause 13.2, the following shall apply to all requests for Transfers to or from the Unitized Funds Balance (or a particular unitized fund participating in the Unitized Funds Balance):

     (a) the request must specify from which unitized fund units are to be purchased or redeemed to effect the Transfer;

     (b) the request must specify the percentage of units held that are to be Transferred.

     (c) we shall not be liable to effect a request to Transfer if the relevant Member has no units in the unitized fund specified for sale to effect the Transfer;

     (d) all purchases and redemptions of units in funds which have been approved by the Securities and Futures Commission shall be made on the terms and conditions specified in the constitutive documentation of the particular fund as approved by the Securities and Futures Commission; and

     (e) We shall use our best endeavors to effect all purchases and redemptions of units as expeditiously as reasonably practicable but we shall not be liable for any loss, damages or other claim whatsoever arising or allegedly arising from any negligent act or omission relating to the purchase or redemption of a particular unit. You undertake to indemnify us and to keep us indemnified from all claims and suits (including costs thereof) arising in relation to such loss, damages or other claims.

14.  RETURN ON SCHEME ACCOUNTS

     All monies held in a Scheme Account, shall be credited with interest calculated at the rate payable on savings deposits at The Hongkong and Shanghai Banking Corporation Limited in Hong Kong.

15.  NON-ASSIGNMENT

     Your rights or benefits or those of a Member, if any, arising under this Policy cannot be assigned, charged, attached or pledged. We will disregard any transaction purporting to do so.

16.  OCCUPATIONAL RETIREMENT SCHEMES ORDINANCE

(a) Any terms or conditions that are or may be required by the Occupational Retirement Schemes Ordinance (as amended from time to time) to be included in this Policy so as to enable this Policy or the Scheme to be registered (or to continue to be registered) under that Ordinance shall be implied in this Policy unless expressed herein.

(b) In the event of a conflict between the requirements of the Occupational Retirement Schemes Ordinance (as amended from time to time) and this Policy, those requirements shall prevail and this Policy shall be void to the extent of any such inconsistency.

(c) This Policy shall be interpreted as if the obligations imposed upon you and us by the Occupational Retirement Schemes Ordinance (as amended from time to time) form part of this Policy.

(d) Unless this Policy has been issued to you as the trustee of the Scheme, the intention is that is shall be an "insurance arrangement" (as defined in the Occupational Retirement Schemes Ordinance) and all requirements specified in the Occupational Retirement Schemes (Insurance Arrangement) Rules shall be implied in the Policy unless expressed herein.

(e) In this Policy references to the Occupational Retirement Schemes Ordinance shall include any subsidiary legislation made thereunder.

********************************************************************************

                                  SCHEDULE A
                                  ----------


                              EXCEL MASTER LIMITED
                       DEFINED CONTRIBUTION SCHEME RULES
                       ---------------------------------


These rules apply to a defined contribution scheme known as the EXCEL MASTER LIMITED DEFINED CONTRIBUTION SCHEME which is the subject of an insurance arrangement made with Hang Seng Life Limited dated 1st January 1997 ("the Policy").

Benefits shall be provided in accordance with the following Rules:



(1)  DEFINITIONS
     -----------

     In these Rules -

     (a)  "ADMINISTRATOR" means Hang Seng Life Limited.

     (b)  "BENEFICIARIES" means:

          (i) any person whom the Member has nominated in writing to the Employer during his lifetime, or if no such person is nominated;

         (ii) the Member's spouse, children, parents, brothers or sisters, failing which the spouse or any child of such children, parents, brothers or sisters;

        (iii) if no Beneficiary can be identified, the Member's legal personal representative;

     (c) "COMPULSORY PAYMENT" means the long service payment or severance payment payable by the Employer to employees in accordance with the Employment Ordinance, or any other payment which the Employer is liable to make on cessation of employment as a result of any legislation in Hong Kong.

     (d) "EMPLOYER" means EXCEL MASTER LIMITED or such other associated company or companies of EXCEL MASTER LIMITED as have been invited to participate subject to their agreeing in respect of their employees to adhere to these Rules.

     (e) "EMPLOYER'S BALANCE" means the sum of the Employer's contributions made in respect of a Member together with accumulated interest or investment return due in accordance with the Policy, less any charges due.

     (f) "ILL HEALTH" means such state of health, certified by the Employer's medical adviser, as renders a Member substantially unable to carry out the work for which the Member is currently employed, or where continuance of such employment is, in the Employer's medical adviser's opinion, prejudicial to the Member's health or well-being.

     (g) "MEMBER" means an employee of the Employer who has joined the Scheme in accordance with Rule (2) and, at any relevant time, continues to participate in the Scheme.

     (h) "MEMBER'S BALANCE" means the sum of the Member's contributions together with accumulated interest or investment return due in accordance with the Policy, less any charges due.

     (i) "NORMAL RETIREMENT DATE" means the sixty-fifth birthday of a Member, or such later date as is mutually agreed by the Employer and the Member.

     (j) "RESIGNATION" means cessation of employment with the Employer at the request of the Member prior to Normal Retirement Date.

     (k) "SALARY" means the basic monthly salary payment due to a Member pursuant to his terms of employment with the Employer, excluding any bonus, commission, allowance or other amounts which are or may be due to the Member by the Employer at any time.

     (l)  "SCHEME" means the EXCEL MASTER LIMITED DEFINED CONTRIBUTION SCHEME.

     (m)  "SCHEME COMMENCEMENT DATE" means 1st January 1997.

     (n) "YEARS OF SERVICE" means the total period of continuous employment with the Employer measured from the date of employment to the date of cessation of employment in complete years and months. This may include any period of employment in respect of a Member transferred under the provisions of Rule (10). Periods of absence pursuant to Rule (3)(d) may be excluded.

     In these Rules words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and vice versa.


(2)  ELIGIBILITY
     -----------

     All full time permanent employees of the Employer are eligible to join this Scheme on the first day of the month following the completion of the required period of probationary service.

(3)  REGULAR CONTRIBUTIONS
     ---------------------

     (a) Each Member shall make monthly contributions equal to 5% of his Salary to the Scheme, such contributions being deducted monthly from the Member's Salary by the Employer.

     (b) The Employer shall make monthly contributions equal to 5% of the Member's Salary in respect of each Member.

     (c) The Employer shall pay the Employer's and Members' contributions to the Administrator within one month from the date that Member's salaries are paid.

     (d) Contributions may be discontinued by the Member and the Employer in the event of a Member being absent for a period in excess of thirty days due to sickness or on unpaid leave. Contributions shall be resumed on the Employee's return to work.

     (e) Contributions shall cease when the Member ceases employment and if that date does not coincide with the last day of the month then contributions shall cease on the last day of the preceding month.

     (f) Members may specify in which of the funds available to the Scheme their contributions are to be invested. From time to time, Members may give instructions to the Employer for transfer of the Member's Balance between such funds. The Employer may issue rules about how and when such instructions can be given.

(4)  CHARGES
     -------

     Charges to administer the Scheme shall be paid by the Employer in addition to the Employer's contributions.

(5)  BENEFITS
     --------

     On cessation of Scheme membership due to one of the following causes, the benefit payable is:

     (a)  Normal Retirement or Ill Health
          -------------------------------

         On Normal Retirement Date or in the event of Ill Health, a Member shall be entitled to receive a lump sum from the Scheme equal to the total of the Member's Balance and the Employer's Balance.

     (b)  Resignation
          -----------

          On Resignation, a Member shall be entitled to receive a lump sum from the Scheme equal to the Member's Balance plus a percentage of the Employer's Balance determined in accordance with the scale set out below:

          Years of Services                        Percentage
          -----------------                        ----------

          Less than 3                                  Nil
          3 or more, but less than 4                   30%
          4 or more, but less than 5                   40%
          5 or more, but less than 6                   50%
          6 or more, but less than 7                   60%
          7 or more, but less than 8                   70%
          8 or more, but less than 9                   80%
          9 or more, but less than 10                  90%
          10 or more                                  100%

     (c)  Death
          -----

          In the event of a Member's death in employment, a lump sum calculated in accordance with Rule (5)(a) shall be paid to such of the Beneficiaries as the Employer thinks fair. Any benefit shall be paid in accordance with the provisions of Occupational Retirement Schemes Ordinance.

     (d)  Dismissal or Redundancy
          -----------------------

          (i) Notwithstanding anything contained in these rules, on dismissal of a Member on the grounds that the Member is guilty of fraud or dishonesty, or on any other grounds on which the Employer would be entitled to terminate the Member's employment without notice under Hong Kong law, the Member shall be entitled to the Member's Balance only.

         (ii) On termination of a Member's employment by the Employer on grounds other than those stated in sub-clause (i) above, such as redundancy or severance, or in circumstances in which no reason is given by the Employer, the Member shall be entitled to a lump sum calculated in accordance with Rule 5(b) above.

     (e)  Compulsory Payment
          ------------------

          Any Compulsory Payment due to a Member may be deducted from the Employer's Balance of the benefit payable to that Member under Rules 5(a), (b), (c) or (d).

(6)  FAILURE TO CLAIM
     ----------------

     (a) No person entitled to receive a benefit under the Scheme shall be entitled to claim such benefit more than twenty-four months after the same became due, if the reason for such non-payment within the period of twenty-four months was:

          (i) the failure of that person to claim the same; as

         (ii) the lack of knowledge by the Employer of the existence or whereabouts of that person;

        (iii) the lack of knowledge by the Employer that such person had or claimed to have a right thereto but the Employer may pay any such benefit or any part of it to such Beneficiaries of the Member as it thinks fair.

     (b) Any part of any benefit which is not claimed within twenty-four months of the date when it was payable shall be credited to the Forfeiture Account under Rule (7). The person entitled shall cease to have any further claim to or interest in such benefit.

(7)  FORFEITURE ACCOUNT
     ------------------

     A forfeiture account shall be maintained by the Administrator, to which the unvested portion of ex-Member's benefits under Rule (5) above, and any unclaimed benefits specified under Rule (6) above, shall be credited. The balance of the forfeiture account may be offset against future contributions to the Scheme or refunded to the Employer pursuant to the requirements of the Occupational Retirement Schemes Ordinance.

(8)  WITHHOLDING OF BENEFITS
     -----------------------

     The Employer shall be entitled to set-off against any benefit to which a Member is entitled under this Scheme, or withhold such benefit, for the purpose of paying:

     (a) a loss suffered by the Employer due to a dishonest act committed by that Member; or

     (b) a debt acknowledged in writing by that Member as owing to the Employer.

(9)  BANKRUPTCY, INSOLVENCY, INCAPACITY, ALIENATION OF BENEFITS
     ----------------------------------------------------------

     Any Member who becomes bankrupt or insolvent, or who the Employer determines to be incapable of managing his own affairs, or who shall purport to alienate or charge any amount which may now or in the future be due to him under the Scheme shall immediately cease to be a Member. An amount equal to the benefit payable to the Member pursuant to Rule (5)(b) shall immediately vest in the Employer on trust to be paid to such of the Beneficiaries as the Employer thinks fair.

(10) TRANSFER
     --------

     (a) In the event of a Member's transfer to this Scheme from the membership of another scheme, a sum equal to the existing fund balances of that person at the date of transfer may be accepted under this Rule.

     (b) Notwithstanding anything contained in Rule (5), in the event of a Member's transfer from this Scheme to the membership of another scheme, a sum equal to the Member's Balance at the date of transfer may be transferred under this Rule, and a sum equal to a proportion or the whole of the Employer's Balance may be transferred, subject to the consent of the Employer and the transferring employee.

     (c) All transfers to or from this Scheme will be subject to the Employer's and the transferring employee's consent.

(11) DISCHARGE OF LIABILITIES
     ------------------------

     The receipt of benefits calculated in accordance with these Rules by the Member or any of his Beneficiaries shall constitute a full and sufficient discharge of all liabilities of the Employer towards the Member.

(12) PROHIBITION OF WITHDRAWAL
     -------------------------

     Withdrawal by any Member from the Scheme prior to Normal Retirement Date or to the date of his termination of employment, if earlier, will not be permitted.

(13) AMENDMENTS TO SCHEME RULES
     --------------------------

     EXCEL MASTER LIMITED may at any time alter, vary, modify or add to all or any of these Rules PROVIDED THAT no such alteration, variation, modification or addition shall be made if it will prejudice the accrued rights or vested benefits of any Member under this Scheme for the time being. In this section "accrued rights" and "vested benefits" have the meaning assigned to those terms by the Occupational Retirement Schemes Ordinance.

(14) TERMINATION OR REINSTATEMENT OF SCHEME
     --------------------------------------

     (a) Upon the Employer giving each Member one calendar month's prior notice in writing, the Scheme shall determine with the following effect at the expiration of such notice:

          (i)  all contributions shall immediately cease;

         (ii) benefits will be paid to Members on the date of retirement or cessation of employment in accordance with Rule (5) above.

     (b) The Scheme, if terminated, may be reinstated subject to agreement between the Members and the Employer on the contributions in default.

     (c) In the event of the Employer being wound up or adjudicated bankrupt, the Employer shall be deemed to have given notice of discontinuance of the Scheme on commencement of the winding up or the date of the bankruptcy order. However, in the event of the Employer being wound up for the purpose of reconstruction, reconstitution or amalgamation with any other company, the Employer may in its discretion enter into an agreement for the continuance of the Scheme as if such reconstructed, reconstituted or amalgamated company was in fact the Employer.

     (d)  Immediately upon:

          (a)  the Employer giving notice of the discontinuance of the Scheme;
               or

          (b) the High Court ordering, pursuant to Section 48 of the Occupational Retirement Schemes Ordinance, that the Scheme be wound-up -

          the assets of the Scheme including the accounts of the Members shall vest in and be held on trust by the Insurer to be paid -

          (A) in accordance with the order, or any subsequent order, of the High Court; or, if no such order is made,

          (B) directly to the Members in accordance with Rule (14)(a)(ii) PROVIDED THAT, if Rule (14)(a)(ii) conflicts with the requirement for the payment of benefits stated in Section 18(1)(c) of the Occupational Retirement Schemes Ordinance, the requirement stated in that Section shall prevail.

(15) CURRENCY
     --------

     All payments to and from the Scheme shall be made in Hong Kong dollars.

(16) GOVERNING LAW
     -------------

     This Scheme shall be governed by and construed in accordance with Hong Kong law.

(17) OCCUPATIONAL RETIREMENT SCHEMES ORDINANCE
     -----------------------------------------

     (a) Any terms or rules that are or may be required by the Occupational Retirement Schemes Ordinance (as amended from time to time) to be included in this Scheme so as to enable this Scheme to be or remain registered (or to continue to be registered) under that Ordinance shall be implied in this Scheme unless expressed herein.

     (b) In the event of a conflict between the requirements of the Occupational Retirement Schemes Ordinance and this scheme, those requirements shall prevail and the provisions of this Scheme shall be void to the extent of any inconsistency.

     (c) This Scheme shall be interpreted as if the obligations imposed upon the Employer and the Members by the Occupational Retirement Schemes Ordinance form part of this Scheme.

********************************************************************************

                                SCHEDULE B (I)


                      GLOBAL GROWTH FUND AND GGF BALANCE


This Global Growth Fund is constituted as follows:

A. CONSTITUTION - The Global Growth Fund ("GGF") has been created by Hang Seng Life Limited as a separate fund within its Class H Long Term Business Fund established pursuant to the Insurance Companies Ordinance. The GGF is unitized in that the GGF is nominally divided into units each representing a share in the GGF.

B. INVESTMENT STRATEGY AND RESTRICTIONS - The GGF shall be invested in a very wide international spread of securities with usually between 50 and 75% of the fund in equities. There are no restrictions on the asset classes in which investments may be made and in addition to stocks, bonds and cash, the managers may invest in property and derivative instruments like futures, options and swaps to hedge or enhance yields.

C. PRICES AND VALUATIONS - On each Valuation Day we shall calculate the net asset value of the GGF which shall be divided by the number of issued units to determine the net asset value of each unit which shall be the price of units. The net asset value of the GGF shall be the value of the assets less all charges, costs and expenses.

D. ACQUISITION AND REDEMPTION OF UNITS - Units will be purchased and sold at the price applying when a request to Transfer into or from the GGF Balance is executed by us. The price applying at the date of execution will be the price determined at the next Valuation Day.

E. CHARGES - There shall be a fund charge of not more than 1.125% per annum of the average asset value of the GGF as calculated by us. The charge shall be calculated and deducted in arrears on each Valuation Day.

F. COSTS AND EXPENSES - All expenses of investment including (without limiting the generality of "expenses of investment") all costs of realizing assets and safe keeping of assets, fees, charges, taxes and duties incurred in the course of investment of the assets underlying the Global Growth Fund shall be charged against the Global Growth Fund.

G. VALUATION DAY - Each 7th, 14th, 21st and 28th day of each month (or such other days at shorter intervals as we may specify from time to time) shall be a Valuation Day provided that if any such day is a Saturday or public holiday the relevant Valuation Day shall be the next day that we are open for business.

********************************************************************************

                                SCHEDULE B (II)


                             RETURN ON CAF BALANCE


A. This Policy is of our Capital Assurance Fund class of polices. The Return payable in respect of the CAF Balance of this Policy will be determined in the same way as for those of all other policies of that class.

     At the end of the Contract Year our Actuary will determine the Declared Interest Rate to be applied to all of the Capital Assurance Fund class of policies. The Declared Interest Rate will never be negative. Return will then be calculated as follows:

     Declared Interest Rate x Average of the daily balance of the Fund for the whole Contract Year.

B. No Return will be credited in respect of any CAF Balance which has already been Transferred.

C. When a Transfer is to be made from the CAF Balance we will credit Return to the Amount Transferred. The calculation of Return will be based on an interim rate, which will never be negative, to be determined by our Actuary. Such interim rate will be applied only for the period between the last date to which Return was credited and the date of Transfer.

********************************************************************************

                               SCHEDULE B (III)


        HANG SENG HONG KONG EQUITY INVESTMENT FUND AND HSHKEIF BALANCE

The Hang Seng Hong Kong Equity Investment Fund is constituted as follows:

A. CONSTITUTION - The Hang Seng Hong Kong Equity Investment Fund ("HSHKEIF") has been created by Hang Seng Life Limited as a separate fund within its Class H Long Term Business Fund established pursuant to the Insurance Companies Ordinance. The HSHKEIF is unitized in that the HSHKEIF is nominally divided into units each representing a share in the HSHKEIF.

B. INVESTMENT STRATEGY AND RESTRICTIONS - The HSHKEIF shall invest directly or indirectly in the stocks of companies listed on the Stock Exchange of Hong Kong ("Hong Kong Stocks"). There are no restrictions on the asset classes in which investments may be made, and in addition to stocks, the managers may invest in derivative instruments like futures, options, warrants and swaps to gain or hedge exposure to the Hong Kong Stocks. The managers may hold part of the fund in cash if they consider it appropriate.

C. PRICES AND VALUATIONS - On each Valuation Day we shall calculate the net asset value of the HSHKEIF which shall be divided by the number of issued units to determine the net asset value of each unit which shall be the price of units. The net asset value of the HSHKEIF shall be the value of assets less all charges, costs and expenses.

D. ACQUISITION AND REDEMPTION OF UNITS - Units will be purchased and sold at the price applying when a request to Transfer into or from the HSHKEIF Balance is executed by us. The price applying at the date of execution will be the price determined at the next Valuation Day.

E. CHARGES - There shall be a fund charge of not more than 1.125% per annum of the average asset value of the HSHKEIF as calculated by us. The charge shall be calculated and deducted in arrears on each Valuation Day.

F. COSTS AND EXPENSES - All expenses of investment including (without limiting the generality of "expenses of investment") all costs of realizing assets and safe keeping of assets, fees, charges, taxes and duties incurred in the course of investment of the assets underlying the HSHKEIF shall be charged against the HSHKEIF.

G. VALUATION DAY - Each 7th, 14th, 21st and 28th day of each month shall be a Valuation Day provided that if any such day is a Saturday or public holiday the relevant Valuation Day shall be the next day that we are open for business.


********************************************************************************

                                SCHEDULE B (IV)


              RETURN ON HANG SENG RETURN GUARANTEED FUND BALANCE


A. This Policy is of our Hang Seng Return Guaranteed Fund class of policies. Subject to sub-clause D below, the Return payable in respect of the Hang Seng Return Guaranteed Fund Balance of this Policy will be determined in the same way as for all other policies of that class.

     At the end of the Contract Year an Actuary will determine the Declared Interest Rate to be applied to all of the Hang Seng Return Guaranteed Fund class of policies. The Declared Interest Rate will never be less than 5%. Return will than be calculated as follows:

     Declared Interest Rate x Average of the daily balance of the Fund for the whole Contract Year.

B. No Return will be credited in respect of any Hang Seng Return Guaranteed Fund Balance which has already been Transferred.

C. Subject to Sub-Clause D below, when a Transfer is to be made from the Hang Seng Return Guaranteed Fund we will include Return in the Amount Transferred. The calculation of Return will be based on an interim rate, not less than 5% per annum, to be determined by our Actuary, but will reflect only the period between the last date to which Return was credited and the most recent month end as at which we can practicably calculate Return for the year to date.

D. If a Transfer is to be made from the Hang Seng Return Guaranteed Fund within 36 months from the Policy Effective Date, other than to pay a Member's Benefit, the following shall apply in calculating the amount to be deducted from the Hang Seng Return Guaranteed Fund Balance and the amount to be Transferred:

     (i) the amount to be deducted from the Hang Seng Return Guaranteed Fund Balance (the "Deducted Amount") shall include Return calculated using the Declared Interest Rates from the Policy Effective Date to the date of Transfer; and then,

     (ii) the amount Transferred (which may be less than the Deducted Amount) shall be determined by re-calculating the Return included in the Deducted Amount to reflect the difference between the Declared Interest Rate(s) and the Initial Period Rate(s) from the Policy Effective Date to the date of Transfer.

     The Initial Period Rate shall be determined by our Actuary in his absolute discretion, to reflect the actual investment return of the Hang Seng Return Guaranteed Fund over the relevant period. The Initial Period Rate may be less than 5% per annum and may be negative.
********************************************************************************

                                SCHEDULE B (V)


                       HANG SENG INDEX INVESTEMENT FUND


The Hang Seng Index Investment Fund is constituted as follows:

A. CONSTITUTION - The Hang Seng Index Investment Fund ("HSIIF") has been created by Hang Seng Life Limited as a separate fund within its Class H Long Term Business Fund established pursuant to the Insurance Companies Ordinance. The HSIIF is unitized in that the HSIIF is nominally divided into units each representing a share in the HSIIF.

B. INVESTMENT STRATEGY AND RESTRICTIONS - The HSIIF shall invest exclusively in the Hang Seng Index Fund ("Index Fund"), a unit trust approved by the Securities and Futures Commission that is managed by Hang Seng Investment Management Limited. The Hang Seng Index Fund tracks the movements in the Hang Seng Index, an index of the leading stocks quoted on the Stock Exchange of Hong Kong.

C. PRICES AND VALUATIONS - On each Valuation Day we shall calculate the net asset value of the HSIIF which shall be divided by the number of issued units to determine the net asset value of each unit which shall be the price of units. The net asset value of the HSIIF shall be the value of assets less all charges, costs and expenses.

D. ACQUISITION AND REDEMPTION OF UNITS - Units will be purchased and sold at the price applying when a request to Transfer into or from the HSIIF Balance is executed by us. The price applying at the date of execution will be the price determined at the next Valuation Day.

E. CHARGES - There shall be a fund charge of not more than 1.125% per annum of the average asset value of the HSIIF as calculated by us. The charge shall be calculated and deducted in arrears one each Valuation Day. The preliminary charge and management fee of the underlying Index Fund will be waived but the Index Fund bears its trustee fee, audit fee and expenses of investment as defined below. The Index Fund's trustee fee will not be more than 0.15% p.a. on its net asset value, accrued on each dealing day and be paid monthly in arrear.

F. COSTS AND EXPENSES - All legal expenses and other expenses incurred in the operations or administration of the HSIIF and expenses of investment including (without limiting the generality of "expenses of investment") all costs of realizing assets and safe keeping of assets, fees, charges, taxes and duties incurred in the course of investment of the assets underlying the Hang Seng Index Investment Fund shall be charged against the Hang Seng Index Investment Fund.

G. VALUATION DAY - Each 7th, 14th, 21st and 28th day of each month shall be a Valuation Day provided that if any such day is a Saturday or public holiday the relevant Valuation day shall be the next day that we are open for business.

********************************************************************************